UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24373	59-3247752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices - zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

On May 13, 2004, Global Imaging Systems, Inc., (“Global”) filed a Current Report on Form 8-K with respect to its acquisition of all of the stock of Imagine Technology Group, Inc. (“ITG”). At that time, it was impracticable to provide the financial statements and pro forma financial information required to be filed therewith relative to the acquired stock, and the Company stated in such Form 8-K that it intended to file the required company financial statements and pro forma financial information as soon as practicable, but no later than 60 days from the due date of that filing. By this amendment to such Form 8-K, Global is amending and restating Item 7 thereof to include the required financial statements and pro forma financial information.

Item 2. Acquisition of Assets.

On May 10, 2004, Global Imaging Systems, Inc. (“Global” or “we”) acquired all of the issued and outstanding stock of Imagine Technology Group, Inc. (“ITG”) pursuant to a Stock Purchase Agreement dated April 5, 2004 by and among Global and ITG and Imagine Technology Group, LLC and its members.

As consideration for the ITG stock, we paid ITG’s shareholder and its creditors approximately $104.8 million in cash, $4.0 million of which was placed in escrow and is subject to post-closing adjustments, plus 813,464 shares of Global’s common stock, par value $.01 per share, that were previously held in treasury. The common stock issued to ITG’s shareholder has been registered for resale with the Securities and Exchange Commission.

In conjunction with the purchase of ITG, we entered into the second amendment of our senior credit facility on May 10, 2004 and used $70.0 million of the available funds from the term loan portion of the amended senior credit facility to pay a part of the cash portion of the purchase price. The remaining $34.8 million cash portion of the purchase price was paid with cash on hand from our operations.

The ITG companies provide office technology solutions to middle-market customers from 22 locations including nine offices in California, seven in Texas, two in Arizona, one in Oregon and three in Washington. The companies sell and service Sharp, Ricoh, Savin, Toshiba and Konica Minolta copiers along with leading brands of other office equipment. With the acquisition of ITG, we now have 173 locations in 28 states and the District of Columbia.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Consolidated Financial Statements of Imagine Technology Group, Inc.

(b) Unaudited Pro Forma Consolidated Financial Information.

Introduction to Unaudited Pro Forma Consolidated Financial Information	F-18
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004	F-19
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended March 31, 2004	F-20
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-21

(c) Exhibit.

Exhibit Number	Description
10.1	STOCK PURCHASE AGREEMENT, dated April 5, 2004 by and among Global Imaging Systems, Inc., ITG Acquisition I Corporation, and Imagine Technology Group, Inc. and Imagine Technology Group, LLC, together with its members (incorporated by reference to Exhibit 10.1 to Global’s Current Report on Form 8-K as filed with the SEC on May 13, 2004).

23.1	Consent of Independent Registered Public Accounting Firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2004	GLOBAL IMAGING SYSTEMS, INC.

By: /s/ Raymond Schilling
Raymond Schilling
Senior Vice President, Chief Financial Officer and
Treasurer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	STOCK PURCHASE AGREEMENT, dated April 5, 2004 by and among Global Imaging Systems, Inc., ITG Acquisition I Corporation, and Imagine Technology Group, Inc. and Imagine Technology Group, LLC, together with its members (incorporated by reference to Exhibit 10.1 to Global’s Current Report on Form 8-K as filed with the SEC on May 13, 2004).

23.1	Consent of Independent Registered Public Accounting Firm.

Report of Independent Registered Public Accounting Firm

Board of Directors

Imagine Technology Group, Inc.

We have audited the accompanying consolidated balance sheet of Imagine Technology Group, Inc. as of December 31, 2003, and the related consolidated statements of income, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Imagine Technology Group, Inc. at December 31, 2003, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Chicago, IL

March 5, 2004

Imagine Technology Group, Inc.

Consolidated Balance Sheet

(Dollars in Thousands, Except Per Share Data)

December 31 2003
Assets
Current assets:
Cash and cash equivalents	$2,283
Accounts receivable, net of allowance of $611	16,056
Inventories	13,642
Deferred income taxes	840
Prepaid expenses and other current assets	1,133

Total current assets	33,954

Property and equipment, net	2,338
Goodwill	63,220
Deferred financing fees, net	515
Other assets	844

Total assets	$100,871

Liabilities and stockholder’s equity
Current liabilities:
Current maturities of long-term debt	$11,861
Accounts payable	4,651
Other accrued expenses	2,294
Accrued compensation and fringe benefits	2,885
Accrued interest	3,785
Deferred maintenance agreements	4,743

Total current liabilities	30,219

Deferred income taxes	5,176
Long-term debt, less current maturities	30,681

Redeemable preferred stock, $1,000 liquidation value, $.01 par value, 25,000 shares authorized, 23,770 units authorized, issued, and outstanding	23,770

Stockholder’s equity:
Common stock, $.01 par value, 10,000 shares authorized, 3033 shares issued and outstanding	—
Additional paid-in capital	3,033
Retained earnings	7,992

Total stockholder’s equity	11,025

Total liabilities and stockholder’s equity	$100,871

See accompanying notes to consolidated financial statements.

Imagine Technology Group, Inc.

Consolidated Statement of Income

(Dollars in Thousands)

Year ended December 31 2003
Net sales:
Equipment	$60,510
Supplies	25,059
Services	31,016
Other	574

117,159

Cost of sales:
Equipment	32,051
Supplies	15,707
Services	16,234
Other	168

64,160

Gross profit	52,999

Selling, general, and administrative expenses	39,372

Operating income	13,627
Interest expense, net	3,627

Income before income taxes	10,000
Income tax expense	3,963

Net income	$6,037

See accompanying notes to consolidated financial statements.

Imagine Technology Group, Inc.

Consolidated Statement of Stockholder’s Equity

(Dollars in Thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total
Balance at December 31, 2002	$—	$3,033	$1,955	$4,988
Net income	—	—	6,037	6,037

Balance at December 31, 2003	$—	$3,033	$7,992	$11,025

See accompanying notes to consolidated financial statements.

Imagine Technology Group, Inc.

Consolidated Statement of Cash Flows

(Dollars in Thousands)

Year ended December 31 2003
Operating activities
Net income	$6,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,073
Amortization of deferred financing fees	223
Deferred income taxes	2,271
Gain on sale of equipment	(17)
Changes in operating assets and liabilities:
Accounts receivable	(3,759)
Refundable income taxes	172
Inventories	(1,784)
Prepaid expenses and other current assets	(53)
Other assets	(436)
Accounts payable	1,513
Accrued expenses	1,152
Deferred maintenance agreements	(75)

Net cash provided by operating activities	6,317

Investing activities
Purchases of equipment	(886)
Proceeds from sale of equipment	53

Net cash used in investing activities	(833)

Financing activities
Net borrowings on revolver	4,705
Payments on term loan	(6,500)
Payments on acquisition loan	(2,625)
Payments on capital leases	(166)

Net cash used in financing activities	(4,586)

Increase in cash and cash equivalents	898
Cash and cash equivalents at beginning of year	1,385

Cash and cash equivalents at end of year	$2,283

Supplemental disclosure of cash flow information:
Taxes paid, net	$1,442
Interest paid	2,261

Noncash activity:
Capital leases	66
Transfer of inventory to rental equipment	24

See accompanying notes to consolidated financial statements.

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements

December 31, 2003

(Dollars in Thousands)

1. Summary of Significant Accounting Policies

Business

Imagine Technology Group, Inc., formerly Imagine Technology Management Corp. (the Company), is a wholly owned subsidiary of Imagine Technology Group, LLC and is incorporated in the state of Delaware. The Company’s principal operating subsidiaries are located in the United States and are in the business of selling and servicing document-imaging equipment.

Consolidation and Basis of Presentation

The financial statements presented reflect the consolidated financial position and consolidated results of operations of the Company and its wholly owned subsidiaries as of December 31, 2003, and for the year then ended. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include investments with maturities of three months or less when purchased.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, and debt instruments. The carrying amounts of these financial instruments approximate their fair value.

Inventories

Inventories consist of photocopiers, facsimile equipment, automated office equipment, document-imaging equipment, and related parts and supplies and are valued at the lower of cost (specific identification or average cost for equipment and average cost for related parts and supplies) or market value.

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

1. Summary of Significant Accounting Policies (continued)

Freight-Out Costs

The Company records freight-out costs in selling, general, and administrative expenses. Such amount was $1,390 for the year ended December 31, 2003.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are principally provided using the straight-line method over the assets’ estimated economic lives, which range from three to ten years. Depreciation expense was $1,073 for the year ended December 31, 2003.

Revenue Recognition

Equipment sales are recognized at the time of delivery and customer acceptance or, in the case of equipment sales financed by third-party leasing companies, at the time of shipment to the customer.

Supply sales are recognized at the time of shipment.

Maintenance contract service revenues are recognized ratably over the term of the underlying maintenance contract. Other service revenues are recognized as the services are performed. Deferred maintenance agreements consist of unearned maintenance contract revenue that is recognized over the life of the related contract, generally 12 months.

Rental equipment revenue is recognized ratably over the lives of the underlying cancelable operating leases, principally one to three years.

Income Taxes

Deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities and are measured using the enacted tax rates that are expected to be in effect when the differences reverse.

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

1. Summary of Significant Accounting Policies (continued)

Advertising

The Company expenses advertising costs in the period incurred. Advertising expense was $493 for the year ended December 31, 2003.

Financed Sales

The Company utilizes third-party financing companies to finance equipment sales. In addition, a third-party financing company prepays, with recourse, certain maintenance agreements (included as a component of the deferred maintenance agreements) to one of the Company’s subsidiaries for one year. The financing company charges a 6% fee for this funding. The subsidiary records the fee as a deferred financing charge that is amortized to interest expense over the term of the financing. The fee for the year ended December 31, 2003, was $336.

Long-Lived Assets

The Company evaluates its long-lived assets (including goodwill) on an ongoing basis. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the related asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If the asset is determined to be impaired, the impairment recognized is measured by the amount by which the carrying value of the asset exceeds its fair value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and trade receivables. Trade receivables were composed of approximately 64% of amounts due from third-party financing companies at December 31, 2003. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base and their dispersion across different industries and geographical areas. As of December 31, 2003, the Company had no significant concentrations of credit risk.

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

1. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of assets acquired in business acquisitions accounted for under the purchase method of accounting.

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). Under the provisions of SFAS 142, the Company ceased amortization of goodwill and rather evaluated goodwill for potential impairment as of the date of adoption as well as annually at the Company’s year-end. The Company has completed its analysis of impairment of goodwill as of December 31, 2003, and has determined that there was no impairment.

Deferred Financing Costs

Deferred financing costs represent fees and expenses associated with obtaining financing. The costs are amortized over the terms of the underlying debt agreement using the straight-line method, which approximates the effective interest rate method. Accumulated amortization was approximately $1,073 at December 31, 2003.

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

2. Inventories

Inventories represent finished goods utilized in the Company’s operations and consist of the following:

December 31 2003
Equipment	$8,695
Supplies	2,336
Parts	2,611

$13,642

3. Property and Equipment

Property and equipment consist of the following:

December 31 2003
Furniture and fixtures	$2,231
Machinery and equipment	3,405
Leasehold improvements	516

6,152
Less: Accumulated depreciation and amortization	(3,814)

$2,338

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

4. Other Accrued Expenses

Other accrued expenses consist of the following:

December 31 2003
Lease buyouts	$1,078
Professional fees	300
Income tax	148
Sales and other taxes	349
Other	419

$2,294

5. Long-Term Debt

Long-term debt consists of the following:

December 31 2003
Credit Agreement	$35,038
Denitech Acquisition Notes	5,250
Copier Brothers Acquisition Note	1,000
Digitec Acquisition Note	480
Pinnell Acquisition Note	500
Capital lease obligations	274

42,542
Less: Current maturities	11,861

$30,681

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

5. Long-Term Debt (continued)

Credit Agreement

The Company’s credit agreement (Credit Agreement) is composed of the following: (i) a $30,000 term loan (Term Loan) payable in 24 quarterly installments (ranging from $250 to $1,750) beginning June 30, 2000, (ii) a revolving credit facility (Revolver) with eligible borrowings of up to $10,000, and (iii) a $15,000 facility to fund future acquisitions (Acquisition Loan). The Revolver and Acquisition Loan are due on February 28, 2006. The Credit Agreement bears interest, at the Company’s option, at a rate equal to: (i) the variable rate of interest per annum equal to the rate of interest from time to time published by the Federal Reserve System, plus the applicable borrowing margin (Base Loan), or (ii) the London interbank offering rate (LIBOR Loan) of interest for each period (one to six months at the option of the Company), plus the applicable borrowing margin (LIBOR Loans). The applicable borrowing margin for the Credit Agreement is between 1.75% and 2.5% for Base Loans and between 3.25% and 4.0% for LIBOR Loans, in each case based on the Company’s senior indebtedness to availability ratio, as defined in the Credit Agreement. The revolver is subject to a commitment fee of 0.5% on the average daily unused amount. The Credit Agreement also provides for the issuances of letters of credit of up to $2,000. At December 31, 2003, there were no outstanding letters of credit. Available borrowings under the Credit Agreement at December 31, 2003, were $1,964.

Borrowings under the Credit Agreement are secured by a first priority lien on substantially all of the Company’s property and assets.

The Credit Agreement contains certain covenants restricting the Company’s ability to: (i) incur additional indebtedness, (ii) make loans and investments, (iii) assume contingent obligations, (iv) declare or pay dividends or redeem or repurchase capital stock, (v) prepay, amend, or otherwise alter debt and other material agreements, (vi) dispose of assets or capital stock, and (vii) transact with affiliates. The Company is also subject to certain financial covenants, including the maintenance of minimum EBITDA, (earnings before interest, taxes, depreciation, and amortization) minimum fixed charge ratio, minimum interest coverage ratio, maximum leverage, and capital expenditures. As of December 31, 2003, all covenants were met or waived.

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

5. Long-Term Debt (continued)

Borrowings under the Credit Agreement are summarized as follows:

	December 31, 2003
	Balance	Interest Rate
Revolver	$8,038	6.0%
Acquisition Loan	11,250	4.9-5.2
Term Loan	15,750	4.7-4.8

	$35,038

Denitech Acquisition Notes

The Denitech Acquisition Notes were issued in conjunction with the Denitech acquisition to the former owner and two employees. The notes bear interest at a fixed rate of 10.0%. Principal and accrued interest are due on May 31, 2005.

Copier Brothers Acquisition Note

The Copier Brothers Acquisition Note was issued in conjunction with the Copier Brothers acquisition to a former owner. The note bears interest at a fixed rate of 10.0%. Principal and accrued interest are due on June 1, 2006.

Digitec Acquisition Note

The Digitec Acquisition Note was issued in conjunction with the Digitec acquisition to a former owner. The note bears interest at a fixed rate of 10.0%. Principal and accrued interest are due on March 1, 2006.

Pinnell Acquisition Note

The Pinnell Acquisition Note was issued in conjunction with the Pinnell acquisition to a former owner. The note bears interest at a fixed rate of 10.0%. Principal and accrued interest are due on May 1, 2006.

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

5. Long-Term Debt (continued)

Capital Lease Obligations

The Company leases certain office equipment under capital lease agreements. Future minimum lease payments under these capital leases at December 31, 2003, are as follows:

2004	$184
2005	91
2006	15

Total minimum lease payments	290
Less: Imputed interest	(16)

Present value of minimum lease payments	$274

Aggregate maturities of long-term debt at December 31, 2003, are as follows:

2004	$11,861
2005	17,586
2006	13,095

$42,542

6. Redeemable Preferred Stock

The preferred stock is nonvoting and accumulates dividends at a rate of 15% (compounded quarterly) of the liquidation value ($1,000 per share), plus all prior accumulated and unpaid dividends. Upon the liquidation, dissolution, or winding up of the Company, each holder of preferred stock shall be entitled to be paid, before any distribution or payment is made upon the common stock, an amount in cash equal to the aggregate liquidation value together with any unpaid dividends. In addition, at any time after June 30, 2003, at such time that the Company completes an initial public offering, or upon a change of ownership in the Company, whichever comes first, the holder or holders of at least 50% of the preferred stock may elect to require the Company to redeem all of the outstanding preferred stock at the price previously stated above. Accumulated and unpaid dividends were $21,595 at December 31, 2003.

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

7. Operating Leases

The Company leases office, warehouse, and showroom space under noncancelable operating lease agreements. The operating leases generally provide for fixed rentals and payment of property taxes, insurance, and repairs. Certain leases contain renewal options and rental escalation clauses.

Future minimum lease payments under operating leases with remaining noncancelable lease terms in excess of one year as of December 31, 2003 are as follows:

2004	$2,018
2005	1,370
2006	1,027
2007	979
2008	734
Thereafter	1,539

$7,667

Rent expense was $2,155 for the year ended December 31, 2003.

8. Income Taxes

A reconciliation of the differences between the U.S. statutory rate and the effective income tax rate are as follows:

Year ended December 31 2003
Tax at U.S. statutory rate	$3,400
State taxes, net of federal benefit	536
Other permanent items	55
Other	(28)

Income tax expense	$3,963

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

8. Income Taxes (continued)

The components of income taxes are as follows:

Year ended December 31 2003
Current:
Federal	$1,475
State	217

Total current expense	1,692
Deferred:
Federal	1,980
State	291

Total deferred expense	2,271

Income taxes	$3,963

The tax effect of temporary differences that gave rise to deferred tax assets and liabilities consists of the following:

December 31 2003
Deferred tax assets:
Allowance for doubtful accounts	$216
Inventory	151
Accrued payroll and bonuses	473

Total deferred tax assets	840

Deferred tax liabilities:
Depreciation	(357)
Amortization of goodwill	(4,819)

Total deferred tax liabilities	(5,176)

Net deferred tax (liability)	$(4,336)

Imagine Technology Group, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands)

8. Income Taxes (continued)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities except for the amortization of goodwill, projected future taxable income, and tax planning strategies in making this assessment. Based upon projections for future taxable income due to tax planning strategies over the periods during which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

9. Employee Benefit Plans

The majority of the employees of the Company are eligible to participate in defined-contribution plans (the Plans) established under Section 401(k) of the U.S. Internal Revenue Code. Employees are generally eligible to contribute voluntarily to the Plans after six months of service. The Company may contribute a discretionary amount of the employee contribution up to specified limits.

Employees are always vested in their contributed balance and generally become fully vested in the Company’s contributions after five years of service. The expense related to the Company’s contributions to the Plans for the year ended December 31, 2003, was $101.

10. Related Party Transactions

The Company entered into a management consulting agreement with Allstate Private Equity, a shareholder of the Company, on March 15, 1999, for services rendered related to corporate strategy, corporate investments, acquisition and divestiture strategies, and financing strategies. Under the terms of the management consulting agreement, the Company will pay a management fee of $250, which may be increased to an amount not to exceed $500 per annum commencing on the first date upon which certain criteria are met. In accordance with the agreement, the Company expensed $250 for the year ended December 31, 2003.

GLOBAL IMAGING SYSTEMS, INC.

INTRODUCTION TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet and consolidated statement of operations as of and for the year ended March 31, 2004, are derived from the historical financial statements of Global Imaging Systems, Inc. (“Global”) and Imagine Technology Group, Inc. (“ITG”).

The unaudited pro forma consolidated balance sheet as of March 31, 2004 and the accompanying unaudited pro forma consolidated statement of operations for the year ended March 31, 2004 give pro forma effect to the completion of the acquisition of ITG as if it had occurred as of March 31, 2004 for the balance sheet and as of April 1, 2003 for the consolidated statement of operations.

The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and notes of Global incorporated by reference in its Annual Report on Form 10-K for the year ended March 31, 2004, the consolidated financial statements and notes of ITG for the year ended December 31, 2003 included elsewhere herein, and the notes to the unaudited pro forma consolidated financial statements included below. Certain amounts in ITG’s financial statements have been reclassified to conform to Global’s classifications.

Global has a fiscal year end of March 31 while ITG has a fiscal year end of December 31. The consolidated statement of operations of Global for the year ended March 31, 2004 has been combined with ITG’s consolidated statement of operations for the year ended December 31, 2003; similarly, the consolidated balance sheet of Global as of March 31, 2004 has been combined with the consolidated balance sheet of ITG as of December 31, 2003. After the acquisition, ITG will report its results using Global’s fiscal periods.

The preliminary pro forma adjustments reflecting the consummation of the acquisition using the purchase method of accounting are based on currently available financial information and certain estimates and assumptions set forth in the notes to the unaudited pro forma consolidated balance sheet and consolidated statement of operations. These statements are not necessarily indicative of the future results of operations of the combined businesses or the results of operations of the combined businesses had the acquisition occurred during the period or as of the date assumed. For purposes of preparing its consolidated financial statements, Global will allocate the purchase price paid, including the direct acquisition costs, and will record the ITG assets and liabilities based upon their fair value at the date the acquisition was consummated. The unaudited pro forma consolidated balance sheet and consolidated statement of operations reflects Global’s preliminary estimates of this allocation based on information currently available; however, the final allocation may differ from the preliminary pro forma amounts.

GLOBAL IMAGING SYSTEMS, INC.

UNAUDITED PRO FORMA CONSOLIDATED

BALANCE SHEET

MARCH 31, 2004

(IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

	Global Imaging Systems, Inc. March 31, 2004	Imagine Technology Group, Inc. December 31, 2003	Pro Forma Adjustments		Pro Forma March 31, 2004
ASSETS
Current Assets
Cash and Cash Equivalents	$47,266	$2,283	$(35,212	)(a)	$14,337
Accounts Receivable	81,262	16,056			97,318
Inventories	70,898	13,642	(2,000	)(b)	82,540
Deferred Income Taxes	5,849	840	(840	)(c)	5,849
Prepaid Expenses and Other Current Assets	2,927	1,133			4,060

Total Current Assets	208,202	33,954	(38,052)		204,104

Rental Equipment, net	15,416				15,416
Property and Equipment, net	10,180	2,338			12,518
Other Assets	1,016	844			1,860
Related Party Notes Receivable	400				400
Intangible Assets, net:
Goodwill	356,681	63,220	53,354	(d)	473,255
Non-Compete Agreements	639				639
Financing Fees	5,239	515	(515	)(e)	5,239

TOTAL ASSETS	$597,773	$100,871	$14,787		$713,431

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$41,466	$4,651			$46,117
Accrued Liabilities	11,266	2,146			13,412
Accrued Compensation & Benefits	19,328	2,885			22,213
Accrued Interest	1,008	3,785			4,793
Current maturities of long-term debt	1,479	11,861	$(11,171	)(f)	2,169
Deferred Revenue	22,514	4,743			27,257
Income Taxes Payable	4,776	148			4,924

Total Current Liabilities	101,837	30,219	(11,171)		120,885

Deferred Income taxes	15,936	5,176	(5,176	)(c)	15,936
Senior Credit Facility	137,550		69,310	(f)	206,860
Convertible Notes	57,500				57,500
Long term Debt	134	30,681	(30,681	)(g)	134
Redeemable preferred stock		23,770	(23,770	)(h)	—

TOTAL LIABILITIES	312,957	89,846	(1,488)		401,315

STOCKHOLDERS’ EQUITY

Common Stock	229		8	(i)	237
Additional paid-in capital	149,958	3,033	17,049	(i)	170,040
Common Stock held in Treasury	(7,731)		7,210	(i)	(521)
Retained Earnings	143,698	7,992	(7,992	)(j)	143,698
Unearned Stock-Based Compensation	(1,099)				(1,099)
Accum. Other comprehensive loss	(239)				(239)

TOTAL STOCKHOLDERS’ EQUITY	284,816	11,025	16,275		312,116

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$597,773	$100,871	$14,787		$713,431

The accompanying notes are an integral part of this unaudited pro forma consolidated balance sheet.

GLOBAL IMAGING SYSTEMS, INC.

UNAUDITED PRO FORMA CONSOLIDATED

STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2004

(IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

	Global Imaging Systems, Inc. Year Ended March 31, 2004	Imagine Technology Group, Inc. Year Ended December 31, 2003	Pro Forma Adjustments		Pro Forma
Revenues:
Equipment and supplies sales	$564,741	$85,569	$—		$650,310
Service and rentals	185,980	31,590	—		217,570

Total revenues	750,721	117,159	—		867,880
Costs and operating expenses:
Cost of equipment and supplies sales	367,103	47,758	—		414,861
Service and rental costs	97,307	16,402	—		113,709
Selling, general and administrative expenses	200,530	39,372	—		239,902
Intangible asset amortization	532	—	—		532

Total costs and operating expenses	665,472	103,532	—		769,004

Income from operations	85,249	13,627	—		98,876
Loss on early extinguishment of debt	8,433	—	—		8,433
Interest expense	11,791	3,627	(1,349	)(k)	14,069

Income before income taxes	65,025	10,000	1,349		76,374
Income taxes	25,261	3,963	524	(l)	29,748

Net income	$39,764	$6,037	$825		$46,626

Net income per common share:
Basic	$1.84				$2.08

Diluted	$1.70				$1.92

Weighted average number of shares outstanding:
Basic	21,606		813		22,419
Diluted	24,261		813		25,074

The accompanying notes are an integral part of this unaudited pro forma consolidated statement of operations.

GLOBAL IMAGING SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

1. PRELIMINARY PURCHASE PRICE AND PURCHASE PRICE ALLOCATION

The unaudited pro forma consolidated financial statements reflect an estimated purchase price of approximately $132.5 million as follows (in thousands):

Common stock (813,464 shares at $33.56, based on the average closing price per share for the three business days ending May 10, 2004)	$27,300
Cash ($70.0 million drawn on term loan portion of amended senior credit facility and $34.8 million funded from cash on hand)	104,812
Direct acquisition costs	400

Total	$132,512

Under the purchase method of accounting, the total estimated purchase price will be allocated to ITG’s tangible and intangible assets, and liabilities, based upon their estimated fair value as of the date of completion of the acquisition. Global has not yet finalized its purchase price allocation related to the acquisition of ITG. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on Global’s final analysis including a third party appraisal of the intangible assets which is not yet complete, is as follows (in thousands). When the report of the third party appraiser is received and the purchase price allocation is finalized, there may be material adjustments to the intangible assets (some of which may be amortizable) and hence there may also be material adjustments to amortization expense and deferred income taxes.

Cash	$2,283
Accounts receivable	16,056
Inventories	11,642
Prepaid expenses and other current assets	1,133
Property and equipment	2,338
Other assets	844
Goodwill	116,574
Accounts payable	(4,651)
Accrued liabilities	(2,146)
Accrued compensation and benefits	(2,885)
Accrued interest	(3,785)
Deferred revenue	(4,743)
Income taxes payable	(148)

Total	$132,512

GLOBAL IMAGING SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

2. PRO FORMA ADJUSTMENTS

Balance Sheet Adjustments:

(a)	The adjustment reflects the cash paid of $104,812 to the shareholder of ITG to purchase ITG, plus direct acquisition costs of $400, but excluding $70,000 borrowed by Global under its amended senior credit facility and paid directly to ITG’s shareholder or creditors.

(b)	Reflects the adjustment to reduce the value of ITG’s inventory for items that cannot be sold in the normal course of Global’s business. The inventory adjustment is comprised of $680 in equipment, $383 in supplies and $937 in parts.

(c)	The adjustment reflects the elimination of ITG’s historical deferred tax assets and deferred tax liabilities. Deferred income taxes will be recognized in Global’s final purchase price allocation based on Global’s expected treatment of the acquisition as a stock transaction for income tax purposes, and hence this amount will equal the tax effect of the different basis for financial reporting and income tax reporting of the intangible assets, other than goodwill.

(d)	The adjustment reflects the elimination of historical goodwill from ITG’s books of $63,220 and the recording of intangible assets, including goodwill, of $116,574, resulting from the acquisition. Goodwill is calculated as the excess of purchase price over the estimated fair value of net assets acquired. In accordance with SFAS No. 142, goodwill will not be amortized but will be subject to annual impairment tests or more frequently if indicators of impairment arise. Global expects to hire a third-party appraiser to assist it in determining the fair value of the identifiable intangible assets of ITG. Identifiable intangible assets will be amortized over their respective lives, if other than indefinite lived. Since the appraisal is not complete, the intangible assets are reflected entirely as goodwill for purpose of these unaudited pro forma consolidated financial statements. This could change materially, when the appraisal is complete and the purchase price is finalized.

(e)	The adjustment reflects the elimination of ITG’s historical deferred financing costs of $515.

(f)	The adjustments reflect Global’s repayment of ITG’s current portion of long-term debt of $11,861 at the date of acquisition, net of Global’s additional borrowing of the $70,000 term loan to fund the acquisition, allocated between short-term ($690) and long-term debt ($69,310) based on the terms of its amended senior credit facility.

(g)	The adjustment reflects Global’s repayment of the long-term portion of ITG’s historical long-term debt at the date of acquisition.

GLOBAL IMAGING SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

(h)	The adjustment reflects the elimination of ITG’s historical preferred stock.

(i)	The adjustments reflect the elimination of ITG’s historical APIC totaling $3,033, net of Global’s issuance of 813,464 common shares (previously held in Global’s treasury with a cost basis of $7,210), valued at $27,300 or $33.56 per share, as partial consideration for the acquisition.

(j)	The adjustment reflects the elimination of ITG’s historical retained earnings.

Statement of Operations Adjustments:

(k)	The adjustment reflects the elimination of ITG’s historical interest expense of $3,627, net of additional interest expense that would have been incurred of $2,278 resulting from the additional $70,000 in Global’s term debt borrowed to fund the acquisition. The additional interest expense that would have been incurred was calculated using the LIBOR in effect during the fiscal year ended March 31, 2004 plus the 2% interest rate margin in effect at the time of the acquisition. The effect of a 1/8% change in LIBOR would cause an $88 change in annual interest expense.

(l)	The adjustment reflects the income tax impact of the pro forma adjustments to the statement of operations, using Global’s effective tax rate of 38.8%.